EX. 99.1

Hub Group, Inc. Reports First Quarter 2014 Earnings

OAK BROOK, IL, April 17, 2014, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended March 31, 2014.

Hub Group reported income of $12.0 million for the first quarter ended March 31, 2014 compared to $15.4 million for the first quarter of 2013.  Hub Group’s diluted earnings per share was $0.33 for the quarter.  Hub Group’s revenue increased 10% to $848 million.

The Hub segment’s revenue increased 10% to $653 million.  First quarter intermodal revenue increased 2% to $435 million on a 2% increase in volume.  Truck brokerage revenue increased 3% to $84 million this quarter.  First quarter Unyson Logistics revenue increased 64% to $134 million.  The Hub segment’s operating income was $15.9 million.

The Mode segment’s revenue increased 11% to $209 million.  Operating income was $4.6 million, an increase of 31% compared to the prior year period.

Hub Group ended the quarter with $75 million in cash.

“The first quarter of 2014 was marked by a truly challenging operating environment due to the extreme weather in many markets.  While this negatively impacted our financial results, we are pleased with the way our organization responded to these challenges." said David P. Yeager, Chairman and Chief Executive Officer of Hub Group.

CONFERENCE CALL

Hub Group will hold a conference call at 5:00 p.m. Eastern Time on Thursday, April 17, 2014 to discuss its first quarter results.

Hosting the conference call will be David Yeager, Chief Executive Officer, Mark Yeager, Chief Operating Officer, and Terri Pizzuto, Chief Financial Officer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com .  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 713-4218.  The conference call participant code is 82741607#. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PXFKJ89CD .  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a $3 billion asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico. For more information, visit www.hubgroup.com.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2013.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months
	Ended March 31,
	2014	2013

Revenue	$848,449	$768,980
Transportation costs	759,705	681,642

Gross margin	88,744	87,338

Costs and expenses:
Salaries and benefits	37,092	34,583
Agent fees and commissions	13,666	13,274
General and administrative	15,432	13,191
Depreciation and amortization	2,058	1,553
Total costs and expenses	68,248	62,601

Operating income	20,496	24,737

Other income (expense):
Interest expense	(407)	(290)
Interest and dividend income	14	29
Other, net	(205)	(11)
Total other (expense) income	(598)	(272)

Income before provision for income taxes	19,898	24,465

Provision for income taxes	7,863	9,101

Net income	$12,035	$15,364

Basic earnings per common share	$0.33	$0.42

Diluted earnings per common share	$0.33	$0.42

Basic weighted average number of shares outstanding	36,661	36,855
Diluted weighted average number of shares outstanding	36,724	36,949

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGEMENT
(in thousands)

	Three Months				Three Months
	Ended March 31, 2014				Ended March 31, 2013
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Total	Hub	Mode	Elims	Total
Revenue	$653,409	$208,906	$(13,866)	$848,449	$592,651	$187,460	$(11,131)	$768,980
Transportation costs	588,912	184,659	(13,866)	759,705	527,471	165,302	(11,131)	681,642
Gross margin	64,497	24,247	-	88,744	65,180	22,158	-	87,338

Costs and expenses:
Salaries and benefits	33,337	3,755	-	37,092	30,777	3,806	-	34,583
Agent fees and commissions	11	13,655	-	13,666	449	12,825	-	13,274
General and administrative	13,739	1,693	-	15,432	11,698	1,493	-	13,191
Depreciation and amortization	1,517	541	-	2,058	1,020	533	-	1,553
Total costs and expenses	48,604	19,644	-	68,248	43,944	18,657	-	62,601

Operating income	$15,893	$4,603	$-	$20,496	$21,236	$3,501	$-	$24,737

HUB GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31, 2014	December 31, 2013
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$75,297	$68,964
Accounts receivable trade, net	413,426	371,528
Accounts receivable other	16,127	26,569
Prepaid taxes	319	409
Deferred taxes	7,227	5,826
Prepaid expenses and other current assets	13,334	12,738
TOTAL CURRENT ASSETS	525,730	486,034

Restricted investments	20,871	20,754
Property and equipment, net	276,743	260,400
Other intangibles, net	15,405	15,729
Goodwill, net	262,978	263,032
Other assets	2,831	1,994
TOTAL ASSETS	$1,104,558	$1,047,943

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$263,697	$232,350
Accounts payable other	22,589	24,957
Accrued payroll	13,971	17,000
Accrued other	37,201	42,834
Current portion of capital lease	2,433	2,413
Current portion of long term debt	5,974	1,771
TOTAL CURRENT LIABILITIES	345,865	321,325

Long term debt	26,509	6,475
Non-current liabilities	20,399	22,304
Non-current portion of capital lease	17,841	18,477
Deferred taxes	121,171	117,835

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2014 and 2013	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2014 and 2013; 36,778,746 shares outstanding in 2014 and 36,626,384 shares outstanding in 2013	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2014 and 2013	7	7
Additional paid-in capital	163,481	167,357
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	550,286	538,251
Other comprehensive income	(98)	(85)
Treasury stock; at cost, 4,446,046 shares in 2014 and 4,598,408 shares in 2013	(125,857)	(128,957)
TOTAL STOCKHOLDERS' EQUITY	572,773	561,527
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,104,558	$1,047,943

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$12,035	$15,364
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,779	5,096
Deferred taxes	1,991	2,669
Compensation expense related to share-based compensation plans	2,143	1,882
Gain on sale of assets	(6)	(214)
Excess tax benefits from share-based compensation	-	(3)
Changes in operating assets and liabilities:
Restricted investments	(117)	(181)
Accounts receivable, net	(31,471)	(11,893)
Prepaid taxes	86	(30)
Prepaid expenses and other current assets	(597)	2,227
Other assets	(837)	(146)
Accounts payable	29,286	16,230
Accrued expenses	1,128	(2,801)
Non-current liabilities	(1,839)	(198)
Net cash provided by operating activities	18,581	28,002

Cash flows from investing activities:
Proceeds from sale of equipment	85	734
Purchases of property and equipment	(33,035)	(9,456)
Net cash used in investing activities	(32,950)	(8,722)

Cash flows from financing activities:
Proceeds from issuance of debt	25,361	-
Repayments of long term debt	(1,124)	-
Proceeds from stock options exercised	-	42
Stock tendered for payments of withholding taxes	(3,023)	(2,469)
Purchase of treasury stock	-	(903)
Capital lease payments	(616)	(560)
Excess tax benefits from share-based compensation	104	98
Net cash provided by (used in) financing activities	20,702	(3,792)

Effect of exchange rate changes on cash and cash equivalents	-	3

Net increase in cash and cash equivalents	6,333	15,491
Cash and cash equivalents beginning of period	68,964	70,760
Cash and cash equivalents end of period	$75,297	$86,251